Exhibit 99.1

Press Release
For Immediate Release
Contact: Christopher D. Myers
President and CEO
(909) 980-4030

Ontario, CA, March 6, 2012 - CVB Financial Corp. (NASDAQ:CVBF) today announced that Chris Myers, President and Chief Executive Officer, will present at the following conferences:

•	Sandler O’Neill Investor Conference in San Francisco on March 6, 2012

•	Roth Capital Partners, Growth Stock Conference in Laguna Niguel on March 12, 2012

A live webcast of the Roth Capital Partners presentation will be available at http://wsw.com/webcast/roth26/cvbf/ at 10:00 a.m. pacific time. In addition to the live webcast, the presentation and a replay of the webcast will be available on the Company’s website www.cbbank.com under the CVB Investors tab for 90 days.

About CVB Financial Corp.

CVB Financial Corp. is the holding company for Citizens Business Bank, a $6.5 billion financial services company based in Ontario, California. Citizens Business Bank serves 40 cities with 42 Business Financial Centers, five Commercial Banking Centers and two trust office locations in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

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